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                                                                       EXHIBIT 1

                        BP AMOCO p.l.c. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)

                                                                               Year ended
                                                                               December 31,
                                                                                     1999
                                                                             ------------
                                                                              ($ million)

Profit before taxation...............................................               7,026
BP Amoco's share of income in excess of dividends from joint
  ventures and associated undertakings...............................                (335)
Capitalized interest.................................................                 (43)
                                                                             ------------
Profit as adjusted...................................................               6,648
                                                                             ============
Fixed charges
  Interest net of intest expense of joint ventures and associated
    undertakings.....................................................               1,005
  Rental expense representative of interest..........................                 379
  Capitalized interest...............................................                  43
                                                                             ------------
                                                                                    1,427
                                                                             ============
Total adjusted earnings available for payment of fixed charges.......               8,075
                                                                             ============
Ratio of earnings to fixed charges...................................                5.66
                                                                             ============

Total adjusted  earnings  available for payment of fixed  charges, after taking account of adjustments to profit before taxation to
  accord with US GAAP................................................               8,041
                                                                             ============
Ratio of earnings to fixed charges with adjustments to accord
  with US GAAP.......................................................                5.63
                                                                             ============
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